certification

Philip Liu, Principal Executive Officer, and Vance Sanders, Principal Financial Officer of Arca U.S. Treasury Fund (the “Registrant”), each certify to the best of his/her knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2021 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer                                               Principal Financial Officer

Arca U.S. Treasury Fund                                                 Arca U.S. Treasury Fund

/s/ Philip Liu                                                                   /s/ Vance Sanders

Philip Liu                                                                        Vance Sanders

Date: 9/2/21                                                              Date: 9/2/21

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Arca U.S. Treasury Fund and will be retained by Arca U.S. Treasury Fund and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.